EXHIBIT 21

As of 2/16/06

SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity.  All of the entities named below are corporations, unless otherwise noted.

Name	Where Incorporated, Organized or Domiciled
Africa Tanker Corporation	Marshall Islands
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Allenmar Limited	Marshall Islands
Almar Limited	Marshall Islands
Ambermar Limited	Marshall Islands
Ambermar Tanker Corporation	Delaware
Ambrit Holdings, Inc.	Delaware
American Shipholding Group, Inc.	New York
Amity Products Carriers, Inc.	Delaware
Andromar Limited	Marshall Islands
Ania Tanker Corporation	Marshall Islands
Antigmar Limited	Marshall Islands
Antilles Bulk Holdings N.V.	Netherlands Antilles
Aquamar Shipping Limited	Marshall Islands
Aquarius Tanker Corporation	Marshall Islands
Ariadmar Limited	Marshall Islands
Ariel Shipping Corporation	Marshall Islands
Aspro Tanker Corporation	Marshall Islands
Atalmar Limited	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
Avila Tanker Corporation	Marshall Islands
Bravery Tanker Corporation	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Camar Limited	Marshall Islands
Cambridge Tankers, Inc.	New York
Capemar Limited	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Chrismir Cape Corporation	Marshall Islands

Name	Where Incorporated, Organized or Domiciled
Cleliamar Ltd.	Marshall Islands
Cleliamar Product Carrier Corporation	Marshall Islands
Colmar Ltd	Marshall Islands
Concept Tanker Corporation	Marshall Islands
Delphina Product Carrier Corporation	Marshall Islands
Delphina Tanker Corporation	Delaware
DHT Ania Aframax Corp.	Marshall Islands
DHT Ann VLCC Corp.	Marshall Islands
DHT Cathy Aframax Corp.	Marshall Islands
DHT Chris VLCC Corp.	Marshall Islands
DHT Rebecca Aframax Corp.	Marshall Islands
DHT Regal Unity VLCC Corp.	Marshall Islands
DHT Sophie Aframax Corp.	Marshall Islands
Diane Tanker Corporation	Marshall Islands
Dorado Tanker Corporation	Marshall Islands
Dundee Navigation S.A.	Marshall Islands
East Coast Gaugings Limited	England
Edindun Shipping Corporation	Marshall Islands
Eight Product Tankers Corporation	Delaware
Eighth Aframax Tanker Corporation	Marshall Islands
Ermar Limited	Marshall Islands
ERN Holdings Inc.	Panama
Fifth Aframax Tanker Corporation	Marshall Islands
First Pacific Corporation.	Marshall Islands
First Products Tankers, Inc.	Marshall Islands
First Shipco Inc.	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Five Product Tankers Corporation	Delaware
400 Equity Corporation	Delaware
401 Equity Corporation	Delaware
Four Product Tankers Corporation	Delaware
Fourth Aframax Tanker Corporation	Marshall Islands
Fourth Products Tankers, Inc.	Marshall Islands
Fourth Spirit Holding N.V.	Netherlands Antilles
Friendship Marine Inc.	Liberia
Front Tobago, Inc.	Liberia
Galena Tanker Corporation	Delaware
Goldmar Limited	Marshall Islands
Hyperion Shipping Corporation	Marshall Islands
Imperial Tankers Corporation	Marshall Islands
International Seaways, Inc.	Marshall Islands
Jacamar Ltd	Marshall Islands
Jademar Limited	Marshall Islands

Name	Where Incorporated, Organized or Domiciled
Jamar Limited	Marshall Islands
Juneau Tanker Corporation	New York
Keymar Ltd	Marshall Islands
Kliomar Ltd	Marshall Islands
Leo Tanker Corporation	Marshall Islands
Limar Limited	Marshall Islands
Lion Tanker Corporation	Marshall Islands
Loucamar Ltd.	Liberia
Luxmar Limited	Marshall Islands
Luxmar Tanker Corporation	Delaware
Majestic Tankers Corporation	Marshall Islands
Maremar Limited	Marshall Islands
Maremar Tanker Corporation	Delaware
Marina Tanker Corporation.	Marshall Islands
Marship Tankers (Holdings) Ltd.	British Virgin Islands
Martank Shipping (Holdings) Ltd.	British Virgin Islands
Matilde Cape Corporation	Marshall Islands
Meridian Tanker Corporation	Marshall Islands
Nedimar Limited	Marshall Islands
Neptune Product Carrier Corporation	Marshall Islands
New Orleans Tanker Corporation	Delaware
Nine Product Tankers Corporation	Delaware
Ninth Aframax Tanker Corporation	Marshall Islands
Northam Carriers Ltd.	Marshall Islands
Northanger Shipping Corporation	Marshall Islands
Northwestern Tanker Corporation	Marshall Islands
Ocean Bulk Ships, Inc.	Delaware
Oceania Tanker Corporation	Marshall Islands
Oleron Tanker S.A.	Panama
Olympia Tanker Corporation	Marshall Islands
One Product Tankers Corporation	Delaware
OSG Bulk Ships, Inc.	New York
OSG Car Carriers, Inc.	New York
OSG Financial Corp.	Delaware
OSG Foundation	New York
OSG Group Purchasing Limited	England
OSG International Partners (partnership)	Liberia
OSG International, Inc.	Marshall Islands
OSG Nakilat Corporation	Marshall Islands
OSG New York, Inc.	Marshall Islands
OSG Product Tankers Corporation	Delaware
OSG Product Tankers I, LLC	Delaware
OSG Product Tankers II, LLC	Delaware

Name	Where Incorporated, Organized or Domiciled
OSG Product Tankers, LLC	Delaware
OSG Ship Management (GR) Ltd.	Marshall Islands
OSG Ship Management (London) Limited	England
OSG Ship Management (UK) Ltd.	England
OSG Ship Management Asia Pacific Pte Ltd.	Singapore
OSG Ship Management, Inc.	Delaware
OSG Tankers (UK) Ltd.	Marshall Islands
OSG ULCC Corporation	Delaware
Overseas LNG H1 Corporation	Marshall Islands
Overseas LNG H2 Corporation	Marshall Islands
Overseas LNG S1 Corporation	Marshall Islands
Overseas LNG S2 Corporation	Marshall Islands
Overseas Shipping (GR) Ltd.	Marshall Islands
Palmar Maritime Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Philadelphia Tanker Corporation	Delaware
Polmar Ltd	Marshall Islands
Polys Product Carrier Corporation	Marshall Islands
Primar Shipping Limited	Marshall Islands
Promar Ltd	Liberia
Puget Carrier Corporation	Delaware
Regency Tankers Corporation	Marshall Islands
Reginamar Limited	Marshall Islands
Reinemar Limited	Marshall Islands
Reliance Shipping B.V.	Netherlands
Rex Shipholdings Inc. .	Liberia
Reymar Limited	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rimar Limited	Marshall Islands
Rio Grande Bulk Carriers, Inc.	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Rosemar Limited	Marshall Islands
Royal Tankers Corporation	Marshall Islands
Ruby Tanker Corporation	Marshall Islands
Rubymar Limited	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Sapphire Tanker Corporation	Marshall Islands
Sargasso Tanker Corporation	Marshall Islands
Second Products Tankers, Inc.	Marshall Islands
Seven Product Tankers Corporation	Delaware
Seventh Aframax Tanker Corporation	Marshall Islands

Name	Where Incorporated, Organized or Domiciled
Ship Paying Corporation No. 1	Delaware
Ship Paying Corporation No. 3	Liberia
Silvermar Limited	Marshall Islands
Six Product Tankers Corporation	Delaware
Sixth Aframax Tanker Corporation	Marshall Islands
Souter Shipping (Bermuda) Ltd.	Bermuda
Spirit Shipping B.V.	Netherlands
SSL Services Ltd.	Bermuda
Takamar Ltd.	Marshall Islands
Tanker Management Ltd.	England
Ten Product Tankers Corporation	Delaware
Tenth Aframax Tanker Corporation	Marshall Islands
Third Aframax Tanker Corporation	Marshall Islands
Third Products Tankers, Inc.	Marshall Islands
Third United Shipping Corporation	Marshall Islands
1395 Tanker Corporation	Marshall Islands
1372 Tanker Corporation	Marshall Islands
1320 Tanker Corporation	Marshall Islands
1321 Tanker Corporation	Marshall Islands
398 Equity Corporation	Delaware
399 Equity Corporation	Delaware
Three Product Tankers Corporation	Delaware
Timor Navigation Ltd.	Marshall Islands
Tokyo Transport Corp.	Marshall Islands
Trader Shipping Corporation.	Marshall Islands
Transbulk Carriers, Inc. .	Delaware
Tubarao Bulk Carriers, Inc.	Marshall Islands
Two Product Tankers Corporation	Delaware
U.S. Shipholding Group, Inc.	New York
Uranus Product Carrier Corporation	Marshall Islands
Urban Tanker Corporation	Marshall Islands
Vega Product Carrier Corporation	Marshall Islands
Vega Tanker Corporation	Delaware
Venus Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands
Vivian Tankships Corporation	New York
V-Plus N.V.	Belgium
Western Ship Agencies Limited	England